PROMISSORY NOTE

$50,000                                                 Dated: December 15, 1999

Principal Amount                                             State of New Jersey


FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Herbert L. Camp, Esq., Cravath, Swaine & Moore, Worldwide Plaza, 45th Fl., 825 8th Ave., New York, NY 10019 the sum of Fifty Thousand Dollars ($50,000), together with interest thereon at the rate of 10% per annum on the unpaid balance. Said sum shall be paid in the manner following:

                          DUE IN FULL FEBRUARY 15, 2000

All payments shall be first applied to interest and the balance to principal. This note may be prepaid at any time, in whole or in part, without penalty. All prepayments shall be applied in reverse order of maturity.

Payments not made within ten (10) days of due date shall be subject to a late charge of 1% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof.

The undersigned corporation agrees to remain fully bound hereunder until this note shall be fully paid and waives demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, renewal, modification, waivers, or other indulgence by any holder or upon the discharge or release of any obligor hereunder to this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon the undersigned corporation, notwithstanding the acknowledgment of any of the undersigned. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State first appearing at the head of this note. The undersigned hereby executes this note as principal and not as surety.



Signed in the presence of:

/s/ [ILLEGIBLE]                           TECH LABORATORIES. INC.
----------------------------              Borrower
Witness
                                          /s/ Bernard M. Ciongoli
----------------------------              ----------------------------
Witness                                   Bernard M. Ciongoli, President
                                          For Tech Laboratories, Inc.